Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information has been prepared to illustrate the effects of the acquisition of Lovoo GmbH (“Lovoo”), which closed on October 19, 2017. The historical consolidated financial information has been adjusted in the unaudited pro forma condensed combined financial statements to give effect to pro forma events that are directly attributable to the acquisition, factually supportable and, with respect to the statements of operations, expected to have a continuing impact on the results of operations.

        The unaudited pro forma condensed combined balance sheet is based on the individual historical balance sheets of The Meet Group, Inc. (“The Meet Group”) and Lovoo, as of September 30, 2017, and has been prepared to reflect the effects of the Lovoo acquisition as if it occurred on September 30, 2017. The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2017, the years ended December 31, 2016 and 2015 and combine the historical results and operations of The Meet Group and Lovoo giving effect to the acquisition as if it had occurred on January 1, 2015.

        The unaudited pro forma condensed combined statements of operations do not reflect future events that may occur after the completion of the acquisition, including, but not limited to, the anticipated realization of ongoing savings from operating synergies and certain one-time charges The Meet Group expects to incur in connection with the acquisition, including, but not limited to, costs in connection with integrating the operations of Lovoo.

        These unaudited pro forma condensed combined financial statements are for informational purposes only. They do not purport to indicate the results that would actually have been obtained had the acquisition been completed on the assumed date or for the periods presented, or which may be realized in the future.

        To produce the pro forma financial information, Lovoo’s assets and liabilities were adjusted to their estimated fair values. As of the date of this filing, The Meet Group has not completed the detailed valuation work necessary to arrive at the required estimate of the fair value of Lovoo’s assets acquired and liabilities assumed. Accordingly, the accompanying unaudited pro forma accounting for the business combination is preliminary and is subject to further adjustments as additional analyses are performed. The preliminary unaudited pro forma accounting for the business combination has been made solely for the purpose of preparing the accompanying unaudited pro forma condensed combined financial statements.

        There can be no assurance that such finalization will not result in material changes from the preliminary accounting for the Lovoo acquisition included in the accompanying unaudited pro forma condensed combined financial statements. The unaudited pro forma condensed combined financial statements have been derived from and should be read in conjunction with:

•	the accompanying notes to the unaudited pro forma condensed combined financial statements;

•	The Meet Group’s audited financial statements and related notes contained within The Meet Group’s Annual Report on Form 10-K for the year ended December 31, 2016;

•	The Meet Group’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2017; and

•	Lovoo’s financial statements filed within this Current Report on Form 8-K/A.

THE MEET GROUP, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF SEPTEMBER 30, 2017
(UNAUDITED)

	Historical The Meet Group	Historical Lovoo	Pro Forma Adjustments (Note 4)		Pro Forma The Meet Group Combined
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$24,642,002	$12,046,968	$(81,148,750)	4a	$15,540,220
			60,000,000	4b
Accounts receivable, net	22,680,468	4,472,716	—		27,153,184
Prepaid expenses and other current assets	2,131,095	1,168,732	—		3,299,827
Total current assets	49,453,565	17,688,416	(21,148,750)		45,993,231
Restricted cash	894,305	—	—		894,305
Goodwill	150,088,783	—	57,002,565	4c	207,091,348
Property and equipment, net	3,360,015	1,674,156	(645,596)	4d	4,388,575
Intangible assets, net	34,858,106	161,852	16,803,148	4e	51,823,106
Deferred taxes	32,501,672	1,019,144	—		33,520,816
Other assets	918,248	5,587,855	(5,587,855)	4f	918,248
Total assets	$272,074,694	$26,131,423	$46,423,512		$344,629,629
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$4,904,223	$2,304,127	$—		$7,208,350
Accrued liabilities	13,926,046	3,143,958	—		17,070,004
Current portion of long-term debt	—	—	15,000,000	4g	15,000,000
Current portion of capital lease obligations	18,901	267,110	—		286,011
Deferred revenue	1,127,610	2,291,468	(696,827)	4h	2,722,251
Contingent consideration	—	—	5,000,000	4i	5,000,000
Total current liabilities	19,976,780	8,006,663	19,303,173		47,286,616
Long-term capital lease obligations		245,098	—		245,098
Long-term debt	—	19,928,258	(19,928,258)	4j	$45,000,000
	—	—	45,000,000	4g
Total liabilities	19,976,780	28,180,019	44,374,915		92,531,714
STOCKHOLDERS’ EQUITY:
Preferred Stock	—	—	—		—
Common Stock	71,808	29,354	(29,354)	4k	71,808
Additional paid-in capital	405,345,104	(2,077,951)	2,077,951	4k	405,345,104
Accumulated deficit	(153,318,998)	—	—		(153,318,998)
Total stockholders’ equity	252,097,914	(2,048,597)	2,048,597		252,097,914
Total liabilities and stockholders’ equity	$272,074,694	$26,131,422	$46,423,512		$344,629,628

See the accompanying notes to the unaudited pro forma condensed combined financial information.

THE MEET GROUP, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2017
(UNAUDITED)

	Historical The Meet Group	Historical Lovoo	Pro Forma Adjustments (Note 4)		Pro Forma The Meet Group Combined
Revenues	$83,634,737	$25,394,456	$—		$109,029,193
Operating costs and expenses:
Sales and marketing	14,305,498	7,546,441	—		21,851,939
Product development and content	41,006,376	10,430,331	—		51,436,707
General and administrative	13,044,965	1,596,102	—		14,641,067
Depreciation and amortization	7,619,584	887,012	1,679,954	4l	10,186,550
Acquisition and restructuring	8,648,692	321,539	(1,612,790)	4m	7,357,441
Total operating costs and expenses	84,625,115	20,781,425	67,164		105,473,704
Income (loss) from operations	(990,378)	4,613,031	(67,164)		3,555,489
Other income (expense):
Interest income	5,344	482,765	(481,130)	4n	6,979
Interest expense	(421,947)	(1,783,757)	(631,891)	4o	(2,837,595)
Loss on foreign currency adjustment	(2,072)	(66,044)	—		(68,116)
Other income	—	54,803	—		54,803
Total other expense	(418,675)	(1,312,233)	(1,113,021)		(2,843,929)
Income (loss) before income tax (provision) benefit	(1,409,053)	3,300,798	(1,180,185)		711,560
Benefit (provision) from income taxes	4,934,216	(1,000,243)	—		3,933,973
Net income	$3,525,163	$2,300,555	$(1,180,185)		$4,645,533

Basic and diluted net income per common stockholders:
Basic net income per common stockholders	$0.05				$0.07
Diluted net income per common stockholders	$0.05				$0.06

Weighted average shares outstanding:
Basic	67,711,324				67,711,324
Diluted	72,425,863				72,425,863

See the accompanying notes to the unaudited pro forma condensed combined financial information.

THE MEET GROUP, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2016
(UNAUDITED)

	Historical The Meet Group	Historical Lovoo	Pro Forma Adjustments (Note 4)		Pro Forma The Meet Group Combined
Revenues	$76,124,109	$33,370,892	$—		$109,495,001
Operating costs and expenses:
Sales and marketing	15,089,987	16,468,978	—		31,558,965
Product development and content	25,790,173	14,888,242	—		40,678,415
General and administrative	9,494,804	4,570,756	—		14,065,560
Depreciation and amortization	4,069,211	1,089,866	1,875,959	4l	7,035,036
Acquisition and restructuring	2,457,295	2,009,193	—		4,466,488
Total operating costs and expenses	56,901,470	39,027,035	1,875,959		97,804,464
Income (loss) from operations	19,222,639	(5,656,143)	(1,875,959)		11,690,537
Other income (expense):
Interest income	21,185	1,393,334	(43,738)	4n	1,370,781
Interest expense	(19,388)	(2,589,125)	(728,556)	4o	(3,337,069)
Change in warrant liability	(864,596)	—	—		(864,596)
Gain on foreign currency adjustment	33,416	29,806	—		63,222
Other income	—	271,842	—		271,842
Total other expense	(829,383)	(1,165,985)	(772,294)		(2,767,662)
Income (loss) before benefit from income taxes	18,393,256	(6,822,128)	(2,648,253)		8,922,875
Benefit from income taxes	27,875,362	1,895,211	—		29,770,573
Net income (loss)	$46,268,618	$(4,926,917)	$(2,648,253)		$38,693,448

Basic and diluted net income per common stockholders:
Basic net income per common stockholders	$0.89				$0.74
Diluted net income per common stockholders	$0.80				$0.67

Weighted average shares outstanding:
Basic	51,963,702				51,963,702
Diluted	57,745,652				57,745,652

See the accompanying notes to the unaudited pro forma condensed combined financial information.

THE MEET GROUP, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2015
(UNAUDITED)

	Historical The Meet Group	Historical Lovoo	Pro Forma Adjustments (Note 4)		Pro Forma The Meet Group Combined
Revenues	$56,903,773	$39,511,786	$—		$96,415,559
Operating costs and expenses:
Sales and marketing	6,618,837	21,626,415	—		28,245,252
Product development and content	24,615,304	14,548,454	—		39,163,758
General and administrative	14,534,861	2,900,492	—		17,435,353
Depreciation and amortization	3,140,205	650,974	2,890,871	4l	6,682,050
Acquisition and restructuring	—	—	—		—
Total operating costs and expenses	48,909,207	39,726,335	2,890,871		91,526,413
Income (loss) from operations	7,994,566	(214,549)	(2,890,871)		4,889,146
Other income (expense):
Interest income	21,037	1,843	—	4n	22,880
Interest expense	(459,962)	(628,888)	(1,603,050)	4o	(2,691,900)
Change in warrant liability	(616,607)	—	—		(616,607)
Gain (loss) on foreign currency adjustment	(856,438)	76,349	—		(780,089)
Gain on sale of asset	163,333	—	—
Other income	—	171,111	—		171,111
Total other expense	(1,748,637)	(379,585)	(1,603,050)		(3,894,605)
Income (loss) before income tax (provision) benefit	6,245,929	(594,134)	(4,493,921)		994,541
(Provision) benefit from income taxes	(276,301)	152,490	—		(123,811)
Net income (loss)	$5,969,628	$(441,644)	$(4,493,921)		$870,730

Basic and diluted net income per common stockholders:
Basic net income per common stockholders	$0.13				$0.02
Diluted net income per common stockholders	$0.12				$0.02

Weighted average shares outstanding:
Basic	45,419,175				45,419,175
Diluted	49,535,826				49,535,826

See the accompanying notes to the unaudited pro forma condensed combined financial information.

Note 1 - Background

On September 18, 2017, the Company entered into a Share Purchase Agreement (the “Original Purchase Agreement”) and amended it on October 18, 2017 (the “Amendment” and, together with the Original Purchase Agreement as amended by the Amendment, the “Purchase Agreement”) with TMG Holding Company GmbH, a limited liability company organized under the laws of Germany and wholly-owned subsidiary of the Company, Bawogo Ventures GmbH & Co. KG, a limited partnership organized under the laws of Germany, and the seller guarantors, to purchase all of the outstanding shares of Lovoo GmbH (“Lovoo”), a limited liability company incorporated under the laws of Germany (the “Lovoo Acquisition”), for total consideration of $70.0 million. The Lovoo Acquisition closed on October 19, 2017.

Included in the total consideration of $70.0 million is a $5.0 million contingent consideration in the form of an earn-out which is subject to certain conditions set forth in the Purchase Agreement, including the successful achievement of an Adjusted EBITDA target by Lovoo for the year ended December 31, 2017. At the closing of the Lovoo Acquisition, the Company granted restricted stock awards representing an aggregate of 534,500 shares of common stock to 97 former Lovoo employees as an inducement material to becoming non-executive employees of the Company.

The Company funded the Lovoo Acquisition from cash on hand and from a $60.0 million term credit facility from several banks and other financial institutions party thereto and JP Morgan Chase Bank, N.A., as administrative agent.

Note 2 - Basis of Presentation

The unaudited pro forma condensed combined financial statements were prepared in accordance with generally accepted accounting principles in the United States ("U.S. GAAP") and pursuant to U.S. Securities and Exchange Commission Regulation S-X Article 11, and present the pro forma financial position and results of operations of the combined companies based upon the historical information after giving effect to the acquisition and adjustments described in these footnotes. The unaudited pro forma condensed combined balance sheet is presented as if the acquisition had occurred on September 30, 2017. The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2017 and the years ended December 31, 2016 and 2015 are presented as if the acquisition had occurred on January 1, 2015.

        The historical results of The Meet Group and Lovoo have been derived from their respective unaudited financial information for the nine months ended September 30, 2017 and audited financial statements for the years ended December 31, 2016 and 2015.

        The unaudited pro forma condensed combined financial information does not reflect pro forma adjustments for ongoing cost savings that The Meet Group expects to and/or has achieved as a result of the acquisition or the costs necessary to achieve these costs savings or synergies.

Note 3 - Preliminary Consideration Transferred and Preliminary Fair Value of Assets Acquired and Liabilities Assumed

The acquisition has been reflected in the unaudited pro forma condensed combined financial statements as being accounted for under the acquisition method with The Meet Group treated as the accounting acquirer. Assets acquired and the liabilities assumed have been measured at fair value based on various preliminary estimates. Due to the fact that the unaudited pro forma condensed combined financial information has been prepared based on preliminary estimates, the final amounts recorded for the acquisition may differ materially from the information presented herein. These estimates are subject to change pending further review of the fair value of assets acquired and liabilities assumed.

The following is a summary of the preliminary estimate of consideration transferred:

Cash consideration (1)	$65,400,000
Net working capital adjustment	15,748,750
Contingent consideration	5,000,000
Total estimated consideration	$86,148,750
(1) Cash consideration includes a $10.5 million escrow payment, of which $6.0 million will be be paid out 24 months and $4.5 million will be paid 36 months from the date of the transaction.

           Management has made preliminary allocation estimates based on currently available information. The final determination of the accounting for the business combination will be completed as soon as practicable. Management anticipates that the valuations of the acquired assets and liabilities will be determined using discounted cash flow analyses and other appropriate valuation techniques to determine the fair value of the assets acquired and liabilities assumed. In addition, management is still completing its analysis of deferred income taxes to be recorded in the transaction. The amounts allocated to the assets acquired and liabilities assumed could differ materially from the preliminary amounts presented in these unaudited pro forma condensed combined financial statements.

The following is a preliminary purchase price allocation as if the acquisition occurred on September 30, 2017:

Cash and cash equivalents	$12,046,968
Accounts receivable	4,472,716
Prepaid expenses and other current assets	1,168,732
Property and equipment	1,028,559
Deferred tax assets	1,019,144
Intangible assets	16,965,000
Accounts payable	(2,304,127)
Accrued expenses and other current liabilities	(3,143,958)
Deferred revenue	(1,594,641)
Capital lease obligations	(512,208)
Net assets acquired	$29,146,185
Goodwill	57,002,565
Total consideration	$86,148,750

Note 4 - Pro Forma Adjustments

The preliminary pro forma adjustments included in the unaudited pro forma condensed combined financial statements related to the acquisition are as follows:

(a) Cash and cash equivalents— Adjustment reflects the preliminary net adjustment to cash in connection with the acquisition.

(b) Cash and cash equivalents— Adjustment reflects cash inflow from proceeds of borrowings incurred by the Company to help finance the purchase price.

(c) Goodwill— Adjustment reflects the preliminary estimated adjustment to goodwill as a result of the acquisition as if it had been completed on September 30, 2017. Goodwill represents the excess of the consideration transferred over the preliminary fair value of the assets acquired and liabilities assumed described in Note 3. The goodwill will not be amortized, but instead will be tested for impairment at least annually and whenever events or circumstances have occurred that may indicate a possible impairment exists.

(d) Property and equipment, net— Adjustment reflects the preliminary fair value related to the property and equipment acquired in the acquisition. The preliminary amounts assigned to property and equipment assets are as follows:

Fair Value
Software	$523,229
Office furniture and equipment	226,607
IT equipment	204,296
Leasehold improvements	74,427
Total property and equipment	$1,028,559

(e) Intangible assets, net— Adjustment reflects the preliminary fair value related to the identifiable intangible assets acquired in the acquisition. The preliminary fair value of the Lovoo trademark was determined using an income approach, the preliminary fair value of software acquired, which represents the primary platform on which the Lovoo App operates, was determined using a cost approach and the preliminary fair value of customer relationships was determined using an excess earnings approach. The preliminary amounts assigned to the identifiable intangible assets are as follows:

Fair Value
Trademarks	$12,090,000
Software	1,335,000
Customer relationships	3,540,000
Total identifiable intangible assets	$16,965,000

(f) Other assets— To eliminate amounts due from founders settled in conjunction with the acquisition.

(g) Current and long-term borrowings— To reflect borrowings incurred by the Company to help finance the acquisition of Lovoo.

(h) Deferred revenue— Adjustment reflects the fair value adjustment related to deferred revenue.

(i) Contingent consideration— Adjustment reflects the fair value of contingent consideration on the acquisition date.

(j) Long-term debt— To eliminate debt obligations settled in conjunction with the acquisition.

(k) Equity— The adjustments to eliminate the historical preferred stock, common stock and other equity components of Lovoo.

(l)Depreciation and amortization— Reflects the preliminary adjustment to the amortization and depreciation expense associated with the fair value of the identifiable intangible assets and property and equipment acquired in the acquisition. The preliminary pro forma adjustment for depreciation expense for the property and equipment and amortization expense for the intangible assets acquired is as follows:

	Estimated useful life (months)	Preliminary fair value	Depreciation expense for the nine months ended September 30, 2017	Depreciation expense for the year ended December 31, 2016	Depreciation expense for the year ended December 31, 2015
Software	36	$523,229	$130,807	$174,410	$174,410
Office furniture and equipment	60	226,607	33,991	45,321	45,321
IT equipment	36	204,296	51,074	68,099	68,099
Leasehold improvements	60	74,427	11,164	14,885	14,885
Total pro forma adjustment		$1,028,559	$227,036	$302,715	$302,715

Property and equipment is expected to be depreciation on a straight-line basis over the estimated useful life of the asset.

	Estimated useful life (months)	Preliminary fair value	Amortization expense for the nine months ended September 30, 2017	Amortization expense for the year ended December 31, 2016	Amortization expense for the year ended December 31, 2015
Trademarks	120	$12,090,000	$1,505,840	$1,460,970	$1,403,360
Software	24	1,335,000	—	603,780	731,220
Customer relationships - subscriptions	12	505,000	—	—	505,000
Customer relationships - advertisers	120	3,035,000	834,090	598,360	599,550
Total pro forma adjustment		$16,965,000	$2,339,930	$2,663,110	$3,239,130

The estimated fair value of the intangible assets is expected to be amortized using an accelerated method based on projected revenues over the estimated period of material economic benefit of the intangible assets.

(m) Acquisition and restructuring costs— An adjustment of $1,612,790 for the nine months ended September 30, 2017 reflects the removal of transaction costs incurred by The Meet Group and Lovoo related to the acquisition. Of this amount, The Meet Group incurred $1,291,251 and Lovoo incurred $321,539 related to the acquisition. These expenses are directly attributable to the acquisition and are not expected to have a continuing impact on the Company, and therefore have been removed for the purposes of the pro forma statements of operations. No adjustment for transaction costs was made for the years ended December 31, 2016 and 2015.

(n) Interest income— This adjustment reflects interest income from due from founders settled in conjunction with the acquisition.

(o) Interest expense— This adjustment reflects an increase in interest expense resulting from financing $60.0 million of the total estimated cash consideration of $86.1 million paid in the acquisition of Lovoo. The $60.0 million was financed under an amortizing term credit facility. The interest expense adjustment assumes the term loan is borrowed at the average three-month LIBOR interest rate plus 275 basis points per the loan agreement. This adjustment is offset by historical interest expense incurred by Lovoo of $171,906, $747,286 and $222,156 in the nine months ended September 30, 2017 and the years ended December 31, 2016 and 2015, respectively, for debt obligations settled in conjunction with the acquisition.